Exhibit 99.1

For more information, contact:
Debra J. Richardson, Sr. Vice President
(515) 273-3551, drichardson@american-equity.com
John M. Matovina, Vice Chairman
(515) 457-1813, jmatovina@american-equity.com
D. J. Noble, Chairman
(515) 457-1705, dnoble@american-equity.com
Julie L. LaFollette, Investor Relations
(515) 273-3602, jlafollette@american-equity.com

FOR IMMEDIATE RELEASE May 2, 2007

American Equity Reports First Quarter Operating Earnings
of $15.1 Million or $0.26 Per Diluted Common Share

WEST DES MOINES, Iowa (May 2, 2007) - American Equity Investment Life Holding Company (NYSE: AEL), a leading underwriter of fixed-rate and index annuities, today reported 2007 first quarter operating income1 of $15.1 million, or $0.26 per diluted common share, compared to 2006 first quarter operating income of $17.7 million, or $0.30 per diluted common share. Net income for the first quarter of 2007 was $9.9 million, compared to net income of $4.0 million for the same period in 2006. Performance results include:

•	Annuity sales of $444.5 million during the first quarter of 2007
•	April 2007 annuity sales of $209.1 million
•	Successful product launch on February 1, 2007, and the introduction of a new guaranteed income rider
•	First Million Dollar Producers Forum with over 400 independent insurance agents in attendance

1 In addition to net income, American Equity has consistently utilized operating income, a non-GAAP financial measure commonly used in the life insurance industry, as an economic measure to evaluate its financial performance. Operating income equals net income adjusted to eliminate the impact of (i) net realized gains and losses on investments; and (ii) the impact of SFAS 133, dealing with fair value changes in derivatives and embedded derivatives. Because these items fluctuate from quarter to quarter in a manner unrelated to core operations, American Equity believes a measure excluding their impact is useful in analyzing operating trends. American Equity believes the combined presentation and evaluation of operating income together with net income, provides information that may enhance an investor’s understanding of American Equity’s underlying results and profitability. A reconciliation of net income to operating income is provided in the accompanying tables.

INCREASED COST OF MONEY ON INDEX ANNUITITES
The decline in American Equity’s operating income for the first quarter of 2007 was primarily attributable to a reduction in the gross spread between the yield on its invested assets and the cost of money on its index annuity liabilities. The aggregate spread for all annuity products for the first quarter of 2007 was 2.63% compared to 2.71% for the first quarter of 2006 and 2.73% for the year of 2006. The spread on index annuities drove this result, declining to 2.65% for the first quarter of 2007 from 3.00% in the first quarter of 2006 and 2.86% for the year of 2006. The spread on annually adjustable fixed-rate annuities declined slightly to 2.81% for the first quarter of 2007 from 2.85% for the first quarter of 2006 and 2.89% for the year of 2006, and the spread on multi-year rate guaranteed annuities, now a very small portion of the total block of annuity liabilities, increased to 1.78% compared to 0.64% in the first quarter of 2006 and 1.33% for the year of 2006.

The decline in spread on index annuities was primarily attributable to an increase in the cost of funding the index credits on these products stemming from (i) market volatility causing variations in the week to week hedging results and (ii) an increase in the cost of option amortization. The hedging impact, as well as option amortization costs, were largely associated with one particular type of option purchased to fund index credits on premium allocated to the “monthly point-to-point” strategy within the Company’s multi-strategy index annuities. During the past two quarters, an increasing percentage of policyholder funds were allocated to the monthly point-to-point strategy. Options purchased for this strategy are currently the most expensive of all options purchased in connection with the various equity index-crediting strategies.

The Company has taken several actions to rein in index annuity options costs and improve hedging effectiveness. On January 1, 2007, the Company reduced caps on the monthly point-to-point strategy and further reductions are likely. The weekly hedging process for this type of option was refined in May 2006 to better match daily strike prices and option expiration dates to the underlying annuity contract issue dates. Because the options have one-year terms, the results from these changes will first become measurable in May 2007.

INVESTED ASSETS GREW TO $11.5 BILLION
American Equity’s invested assets, 99% of which are investment grade, grew to $11.5 billion at March 31, 2007. Net investment income for the first quarter of 2007 was $169.4 million, an increase of 4% over net investment income of $162.4 million for the same period in 2006. Compared to the fourth quarter of 2006, net investment income decreased by $3.4 million, primarily as a result of the decrease in assets associated with the Company’s forward purchase program. Correspondingly, interest expense on amounts due under repurchase agreements decreased to $4.0 million in the first quarter of 2007 compared to $7.6 million in the fourth quarter of 2006. The yield on invested assets was 6.06% for the first quarter of 2007 compared to 6.14% for the year of 2006. This decline was primarily attributable to a decline in mortgage prepayment income as well as an expected first quarter reduction in interest accruals on commercial mortgages and certain other fixed income securities which are based upon the number of days in the quarter.

DECLINE IN SURRENDERS
Surrenders during the first quarter of 2007 declined $86.2 million from $198.1 million in the fourth quarter of 2006 to $111.9 in the first quarter of 2007. Of total surrenders, those on which a surrender charge was imposed declined $7.5 million from $69.5 million in the fourth quarter of 2006 to $62.0 million in the first quarter of 2007, resulting in a decline in annuity and single premium universal life product charges of $1.4 million. While the decline in surrender charge income had a negative impact on first quarter 2007 operating income, the Company believes the long-term impact of increased retention of assets and persistency of annuity liabilities is very positive. The Company’s strategy is to earn a consistent spread on a growing base of invested assets and liabilities and retention of business is an integral component of that strategy.

SALES MOMENTUM REGAINED
American Equity’s sales in the first quarter of 2007 of $444.5 million increased 5% over fourth quarter 2006 sales of $421.7 million. Sales momentum is building with sales of $178.8 million in March 2007 climbing to $209.1 for April 2007. The Company attributes sales growth to several factors including the reinstatement in 2006 of its financial strength rating to “A-” (Excellent) from A.M. Best Company, innovative agent incentives including an agent stock option program, and new product initiatives launched during the first quarter. In March 2007 American Equity conducted its first ever Million Dollar Producers Forum attended by over 400 independent agents and covering a range of topics on product, sales practices, market conduct and regulatory issues.
“American Equity works very hard to compete aggressively in our markets while striking the right balance between the needs of policyholders, agents and shareholders,” commented David J. Noble, Chairman, CEO and President of American Equity. “We are very encouraged by the pace of sales and we will continue to intensify marketing efforts throughout the year. We are very proud to offer products providing retirement income security to consumers who need and want them. As we work to build sales we will maintain our commitment to high standards of disclosure, sales practices and market conduct.”

CAUTION REGARDING FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future operations, strategies, financial results or other developments, and are subject to assumptions, risks and uncertainties. Statements such as “guidance,” “expect,” “anticipate,” “believe,” “goal,” “objective,” “target,” “may,” “should,” “estimate,” “projects,” or similar words as well as specific projections of future results qualify as forward-looking statements. Factors that may cause our actual results to differ materially from those contemplated by these forward looking statements can be found in the Company’s Form 10-K filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date the statement was made and the Company undertakes no obligation to update such forward-looking statements. There can be no assurance that other factors not currently anticipated by the company will not materially and adversely affect our results of operations. Investors are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.

CONFERENCE CALL
American Equity will hold a conference call to discuss first quarter 2007 earnings on Thursday, May 3, 2007, at 10 a.m. CDT. The conference call will be webcast live on the Internet. Investors and interested parties who wish to listen to the call on the Internet may do so at www.american-equity.com. The call may also be accessed by telephone at 800-591-6942, passcode 77219974 (international callers, please dial 617-614-4909). An audio replay will be available shortly after the call on AEL’s web site. An audio replay will also be available via telephone through May 17, 2007 by calling 1-888-286-8010, passcode 56526159 (international callers will need to dial 617-801-6888).

ABOUT AMERICAN EQUITY
Founded in 1995, American Equity Investment Life Holding Company is a full-service underwriter of a broad line of annuity and insurance products, with a primary emphasis on the sale of fixed rate and index annuities. The Company’s headquarters are located at 5000 Westown Parkway, West Des Moines, Iowa, 50266. The mailing address of the company is: P.O. Box 71216, Des Moines, Iowa, 50325.

###

American Equity Investment Life Holding Company

Net Income/Operating Income (Unaudited)

	Three Months Ended
	March 31,
	2007	2006
	(Dollars in thousands,
	except per share data)
Revenues:
Traditional life and accident and health insurance premiums	$3,057	$3,524
Annuity and single premium universal life product charges	8,994	7,600
Net investment income	169,358	162,385
Realized gains (losses) on investments	579	(42)
Change in fair value of derivatives	(8,522)	49,328
Total revenues	173,466	222,795

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	1,933	2,398
Interest credited to account balances	115,953	83,608
Amortization of deferred sales inducements	4,361	8,938
Change in fair value of embedded derivatives	(6,631)	62,764
Interest expense on notes payable	4,082	7,286
Interest expense on subordinated debentures	5,589	4,918
Interest expense on amounts due under repurchase agreements	4,018	5,799
Amortization of deferred policy acquisition costs	17,569	30,755
Other operating costs and expenses	11,411	10,180
Total benefits and expenses	158,285	216,646

Income before income taxes	15,181	6,149
Income tax expense	5,254	2,176
Net income	9,927	3,973
Realized (gains) losses on investments, net of offsets	(374)	27
Net effect of SFAS 133	5,580	13,738

Operating income (a)	$15,133	$17,738

Earnings per common share	$0.18	$0.07
Earnings per common share - assuming dilution	$0.17	$0.07
Operating income per common share (a)	$0.27	$0.32
Operating income per common share - assuming dilution (a)	$0.26	$0.30

Weighted average common shares outstanding (in thousands):
Earnings per common share	56,693	55,554
Earnings per common share - assuming dilution	60,159	60,799

American Equity Investment Life Holding Company

Operating Income Three months ended March 31, 2007 (Unaudited)

		Adjustments		Operating
	As Reported	Realized Gains	SFAS 133	Income (a)
	(Dollars in thousands, except per share data)
Reserves:
Traditional life and accident and health insurance premiums	$3,057	$-	$-	$3,057
Annuity and single premium universal life product charges	8,994	-	-	8,994
Net investment income	169,358	-	-	169,358
Realized gains on investments	579	(579)	-	-
Change in fair value of derivatives	(8,522)	-	26,384	17,862
Total revenues	173,466	(579)	26,384	199,271

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	1,933	-	-	1,933
Interest credited to account balances	115,953	-	-	115,953
Amortization of deferred sales inducements	4,361	-	3,387	7,748
Change in fair value of embedded derivatives	(6,631)	-	6,631	-
Interest expense on notes payable	4,082	-	(262)	3,820
Interest expense on subordinated debentures	5,589	-	-	5,589
Interest expense on amounts due under repurchase agreements	4,018	-	-	4,018
Amortization of deferred policy acquisition costs	17,569	-	8,087	25,656
Other operating costs and expenses	11,411	-	-	11,411
Total benefits and expenses	158,285	-	17,843	176,128

Income before income taxes	15,181	(579)	8,541	23,143
Income tax expense	5,254	(205)	2,961	8,010

Net income	$9,927	$(374)	$5,580	$15,133

Earnings per common share	$0.18			$0.27
Earnings per common share - assuming dilution	$0.17			$0.26

(a)
In addition to net income, we have consistently utilized operating income, operating income per common share and operating income per common share - assuming dilution, non-GAAP financial measures commonly used in the life insurance industry, as economic measures to evaluate our financial performance. Operating income equals net income adjusted to eliminate the impact of net realized gains and losses on investments, and the impact of SFAS 133, dealing with fair value changes in derivatives and embedded derivatives. Because these items fluctuate from quarter to quarter quarter in a manner unrelated to core operations, we believe measures excluding their impact are useful in analyzing operating trends. We believe the combined presentation and evaluation of operating income together with net income, provides information that may enhance an investor's understanding of our underlying results and profitability.

American Equity Investment Life Holding Company
Financial Supplement

March 31, 2007

American Equity Investment Life Holding Company
Financial Supplement - March 31, 2007

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	March 31, 2007	December 31, 2006
	(Unaudited)
Assets
Investments:
Fixed maturity securities:
Available for sale, at fair value	$4,187,089	$4,177,029
Held for investment, at amortized cost	5,190,953	5,128,146
Equity securities, available for sale, at fair value	64,047	45,512
Mortgage loans on real estate	1,696,169	1,652,757
Derivative instruments	354,793	381,601
Policy loans	432	419
Total investments	11,493,483	11,385,464

Cash and cash equivalents	28,479	29,949
Coinsurance deposits—related party	1,803,879	1,841,720
Accrued investment income	79,158	68,323
Deferred policy acquisition costs	1,122,217	1,088,890
Deferred sales inducements	458,416	427,554
Deferred income tax asset	70,227	73,831
Other assets	42,345	74,392
Total assets	$15,098,204	$14,990,123

American Equity Investment Life Holding Company
Financial Supplement - March 31, 2007

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS (Continued)
(Dollars in thousands)
	March 31, 2007	December 31, 2006
	(Unaudited)
Liabilities and Stockholders’ Equity
Liabilities:
Policy benefit reserves	$13,491,268	$13,207,931
Other policy funds and contract claims	124,748	128,579
Other amounts due to related parties	37,458	45,504
Notes payable	265,613	266,383
Subordinated debentures	268,268	268,489
Amounts due under repurchase agreements	231,834	385,973
Other liabilities	72,442	92,198
Total liabilities	14,491,631	14,395,057

Stockholders’ equity:
Common stock	53,539	53,501
Additional paid-in capital	391,266	389,644
Accumulated other comprehensive loss	(38,849)	(38,769)
Retained earnings	200,617	190,690
Total stockholders’ equity	606,573	595,066
Total liabilities and stockholders’ equity	$15,098,204	$14,990,123

American Equity Investment Life Holding Company
Financial Supplement - March 31, 2007

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)
	Three Months Ended March 31,
	2007	2006
Revenues:
Traditional life and accident and health insurance premiums	$3,057	$3,524
Annuity and single premium universal life product charges	8,994	7,600
Net investment income	169,358	162,385
Realized gains (losses) on investments	579	(42)
Change in fair value of derivatives	(8,522)	49,328
Total revenues	173,466	222,795

Benefits and expenses:
Insurance policy benefits and change in future policy benefit	1,933	2,398
Interest credited to account balances	115,953	83,608
Amortization of deferred sales inducements	4,361	8,938
Change in fair value of embedded derivatives	(6,631)	62,764
Interest expense on notes payable	4,082	7,286
Interest expense on subordinated debentures	5,589	4,918
Interest expense on amounts due under repurchase agreements	4,018	5,799
Amortization of deferred policy acquisition costs	17,569	30,755
Other operating costs and expenses	11,411	10,180
Total benefits and expenses	158,285	216,646

Income before income taxes	15,181	6,149
Income tax expense	5,254	2,176
Net income	$9,927	$3,973

Earnings per common share	$0.18	$0.07
Earnings per common share - assuming dilution (a)	$0.17	$0.07
Weighted average common shares outstanding (in thousands):
Earnings per common share	56,693	55,554
Earnings per common share - assuming dilution	60,159	60,799

(a)
The numerator for earnings per common share - assuming dilution is equal to net income plus the after tax cost of interest on convertible subordinated debentures issued to a subsidiary trust. The after tax cost of such interest was $265 for the three months ended March 31, 2007 and $270 for the three months ended March 31, 2006.

American Equity Investment Life Holding Company
Financial Supplement - March 31, 2007

Operating Income
Three months ended March 31, 2007 (Unaudited)

	As Reported	Realized Gain Adjustments	SFAS 133 Adjustments	Operating Income (a)
	(Dollars in thousands, except per share data)
Revenues:
Traditional life and accident and health insurance premiums	$3,057	$-	$-	$3,057
Annuity and single premium universal life product charges	8,994	-	-	8,994
Net investment income	169,358	-	-	169,358
Realized gains on investments	579	(579)	-	-
Change in fair value of derivatives	(8,522)	-	26,384	17,862
Total revenues	173,466	(579)	26,384	199,271

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	1,933	-	-	1,933
Interest credited to account balances	115,953	-	-	115,953
Amortization of deferred sales inducements	4,361	-	3,387	7,748
Change in fair value of embedded derivatives	(6,631)	-	6,631	-
Interest expense on notes payable	4,082	-	(262)	3,820
Interest expense on subordinated debentures	5,589	-	-	5,589
Interest expense on amounts due under repurchase agreements	4,018	-	-	4,018
Amortization of deferred policy acquisition costs	17,569	-	8,087	25,656
Other operating costs and expenses	11,411	-	-	11,411
Total benefits and expenses	158,285	-	17,843	176,128

Income before income taxes	15,181	(579)	8,541	23,143
Income tax expense	5,254	(205)	2,961	8,010
Net income	$9,927	$(374)	$5,580	$15,133

Earnings per common share	$0.18			$0.27
Earnings per common share - assuming dilution	$0.17			$0.26

(a)
In addition to net income, we have consistently utilized operating income, operating income per common share and operating income per common share - assuming dilution, non-GAAP financial measures commonly used in the life insurance industry, as economic measures to evaluate our financial performance. Operating income equals net income adjusted to eliminate the impact of net realized gains and losses on investments and the impact of SFAS 133, dealing with fair value changes in derivatives and embedded derivatives. Because these items fluctuate from quarter to quarter in a manner unrelated to core operations, we believe measures excluding their impact are useful in analyzing operating trends. We believe the combined presentation and evaluation of operating income together with net income, provides information that may enhance an investor’s understanding of our underlying results and profitability.

Change in fair value of derivatives:
Proceeds received at expiration or gains recognized upon early termination	$72,943	$-	$72,943
Cost of money for index annuities	(55,139)	-	(55,139)
Change in the difference between fair value and remaining option cost at beginning and end of period	(26,326)	26,384	58
	$(8,522)	$26,384	$17,862

Index credits included in interest credited to account balances	$77,121		$77,121

American Equity Investment Life Holding Company
Financial Supplement - March 31, 2007

Operating Income/Net Income Quarterly Summary - Most Recent 5 Quarters (Unaudited)	Q1 2007	Q4 2006	Q3 2006	Q2 2006	Q1 2006
	(Dollars in thousands, except per share data)
Revenues:
Traditional life and accident and health insurance premiums	$3,057	$3,574	$3,313	$3,211	$3,524
Annuity and single premium universal life product charges	8,994	10,376	10,756	10,740	7,600
Net investment income	169,358	172,799	173,272	169,182	162,385
Change in fair value of derivatives	17,862	38,880	(5,992)	7,474	(6,568)
Total revenues	199,271	225,629	181,349	190,607	166,941

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	1,933	2,194	1,947	2,269	2,398
Interest credited to account balances	115,953	132,245	86,572	101,845	83,608
Amortization of deferred sales inducements	7,748	8,231	6,843	6,575	5,843
Interest expense on notes payable	3,820	3,737	3,960	3,909	3,935
Interest expense on subordinated debentures	5,589	5,238	5,796	5,402	4,918
Interest expense on amounts due under repurchase agreements	4,018	7,603	10,997	8,532	5,799
Amortization of deferred policy acquisition costs	25,656	27,185	26,635	24,473	22,807
Other operating costs and expenses	11,411	10,780	9,527	9,931	10,180
Total benefits and expenses	176,128	197,213	152,277	162,936	139,488

Operating income before income taxes	23,143	28,416	29,072	27,671	27,453
Income tax expense	8,010	9,650	10,193	9,720	9,715

Operating income (a)	15,133	18,766	18,879	17,951	17,738
Realized gains (losses) on investments, net of offsets	374	417	(177)	214	(27)
Income tax contingency	-	(384)	384	-	-
Net effect of SFAS 133	(5,580)	385	(9,669)	24,746	(13,738)

Net income	$9,927	$19,184	$9,417	$42,911	$3,973

Operating income per common share (a)	$0.27	$0.34	$0.34	$0.32	$0.32
Operating income per common share - assuming dilution (a)	$0.26	$0.32	$0.32	$0.30	$0.30
Earnings per common share	$0.18	$0.34	$0.17	$0.77	$0.07
Earnings per common share - assuming dilution	$0.17	$0.32	$0.16	$0.71	$0.07

Weighted average common shares outstanding (in thousands):
Earnings per common share	56,693	55,889	55,684	55,644	55,554
Earnings per common share - assuming dilution	60,159	59,926	60,314	60,655	60,799

(a)
In addition to net income, we have consistently utilized operating income, operating income per common share and operating income per common share - assuming dilution, non-GAAP financial measures commonly used in the life insurance industry, as economic measures to evaluate our financial performance. Operating income equals net income adjusted to eliminate the impact of net realized gains and losses on investments, the impact of SFAS 133, dealing with fair value changes in derivatives and embedded derivatives, and the impact of an income tax contingency liability. Because these items fluctuate from quarter to quarter in a manner unrelated to core operations, we believe measures excluding their impact are useful in analyzing operating trends. We believe the combined presentation and evaluation of operating income together with net income, provides information that may enhance an investor’s understanding of our underlying results and profitability.

American Equity Investment Life Holding Company
Financial Supplement - March 31, 2007

Capitalization/ Book Value per Share

	March 31, 2007	December 31, 2006
	(Dollars in thousands, except per share data)
Capitalization:
Notes payable	$265,613	$266,383
Subordinated debentures payable to subsidiary trusts	268,268	268,489
Total debt	533,881	534,872

Total stockholders’ equity	606,573	595,066

Total capitalization	1,140,454	1,129,938
Accumulated other comprehensive loss (AOCL)	38,849	38,769
Total capitalization excluding AOCL (a)	$1,179,303	$1,168,707

Total stockholders’ equity	$606,573	$595,066
Accumulated other comprehensive loss	38,849	38,769
Total stockholders’ equity excluding AOCL (a)	$645,422	$633,835

Common shares outstanding (b)	56,181,920	56,144,074

Book Value per Share: (c)
Book value per share including AOCL	$10.80	$10.60
Book value per share excluding AOCL (a)	$11.49	$11.29

Debt-to-Capital Ratios: (d)
Senior debt / Total capitalization	22.5%	22.8%
Adjusted debt / Total capitalization	30.8%	31.3%

(a)
Total capitalization, total stockholders’ equity and book value per share excluding AOCL, non-GAAP financial measures, are based on stockholders’ equity excluding the effect of AOCL. Since AOCL fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments caused principally by changes in market interest rates, we believe these non-GAAP financial measures provide useful supplemental information.

(b)	Common shares outstanding include shares held by the NMO Deferred Compensation Trust.

(c)	Book value per share including and excluding AOCL is calculated as total stockholders’ equity and total stockholders’ equity excluding AOCL divided by the total number of shares of common stock outstanding.

(d)	Debt-to-capital ratios are computed using total capitalization excluding AOCL. Adjusted debt includes notes payable and the portion of the total subordinated debentures payable to subsidiary trusts outstanding (qualifying trust preferred securities) that exceeds 15% of total capitalization including AOCL.

American Equity Investment Life Holding Company
Financial Supplement - March 31, 2007

Annuity Deposits by Product Type

	Three Months Ended March 31,		Year Ended December 31,
Product Type	2007	2006	2006
	(Dollars in thousands)
Index Annuities:
Index Strategies	$301,791	$362,438	$1,160,467
Fixed Strategy	128,970	177,306	626,791
	430,761	539,744	1,787,258
Fixed Rate Annuities:
Single-Year Rate Guaranteed	11,786	23,568	76,164
Multi-Year Rate Guaranteed	1,932	1,355	6,544
	13,718	24,923	82,708

Total before coinsurance ceded	444,479	564,667	1,869,966
Coinsurance ceded	591	950	2,859

Net after coinsurance ceded	$443,888	$563,717	$1,867,107

Surrender Charge Protection and Account Values by Product Type

Annuity Surrender Charge and Net (of coinsurance) Account Values at March 31, 2007
	Surrender Charge			Net Account Value
Product Type	Avg. Years At Issue	Avg. Years Remaining	Avg. % Remaining	Dollars in Thousands	%

Index Annuities	13.9	11.4	14.8%	$9,162,748	80.7%
Single-Year Fixed Rate Guaranteed Annuities	10.6	5.8	8.8%	1,629,535	14.3%
Multi-Year Fixed Rate Guaranteed Annuities	6.9	3.2	5.9%	572,755	5.0%

Total	13.1	10.1	13.5%	$11,365,038	100.0%

American Equity Investment Life Holding Company
Financial Supplement - March 31, 2007

Annuity Liability Characteristics

	Fixed Annuities Account Value	Index Annuities Account Value
	(Dollars in thousands)
SURRENDER CHARGE PERCENTAGES (1):
No surrender charge	$205,116	$75,524
0.0% < 2.0%	16,546	1,325
2.0% < 3.0%	66,038	8,921
3.0% < 4.0%	23,707	20,794
4.0% < 5.0%	119,264	59,718
5.0% < 6.0%	34,604	41,932
6.0% < 7.0%	184,488	235,764
7.0% < 8.0%	257,644	325,615
8.0% < 9.0%	284,717	505,446
9.0% < 10.0%	351,066	498,159
10.0% or greater	659,100	7,389,550
	$2,202,290	$9,162,748

	Fixed and	Weighted
	Index	Average
	Annuities	Surrender
	Account Value	Charge
	(Dollars in thousands)
SURRENDER CHARGE EXPIRATION BY YEAR
Out of Surrender Charge	$280,640	0.00%
2007	89,658	3.78%
2008	125,412	4.92%
2009	392,127	7.35%
2010	456,596	6.86%
2011	420,244	7.39%
2012	629,460	8.04%
2013	724,491	12.32%
2014	676,125	10.09%
2015	615,106	12.03%
2016	788,955	13.19%
2017	957,147	13.82%
2018	739,291	14.66%
2019	298,640	14.79%
2020	605,953	15.92%
2021	678,759	17.33%
2022	1,325,054	19.19%
2023	1,332,301	19.86%
2024	229,079	20.00%
	$11,365,038	13.64%

American Equity Investment Life Holding Company
Financial Supplement - March 31, 2007

Annuity Liability Characteristics

	Fixed Annuities Account Value	Index Annuities Account Value
	(Dollars in thousands)
APPLICABLE GUARANTEE PERIOD:
Annual reset (2)	$1,879,328	$9,029,322
Multi-year (3 - 5 years)	322,962	133,426
	$2,202,290	$9,162,748

ULTIMATE MINIMUM GUARANTEE RATE (3):
2.00%	$-	$1,580
2.20%	22,193	92,799
2.25% (3)	252,563	2,742,921
3.00%	1,826,269	4,742,787
3.50% (4)	-	1,582,661
4.00%	101,265	-
	$2,202,290	$9,162,748

CREDITED RATE (INCLUDING BONUS INTEREST) VS. ULTIMATE MINIMUM GUARANTEED RATE DIFFERENTIAL (5) (6)
No differential	$95,270	$-
› 0.0% - 0.5%	1,406,883	959,247
› 0.5% - 1.0%	337,982	1,338,240
› 1.0% - 1.5%	175,783	128,306
› 1.5% - 2.0%	44,197	260
› 2.0% - 2.5%	64,300	1,204
› 2.5% - 3.0%	37,526	1,909
Greater than 3.0%	40,349	-
Index strategies	-	6,733,582
	$2,202,290	$9,162,748

(1)	In addition, $1,402,269 (64%) of the Fixed Annuities Account Value have market value adjustment protection.
(2)	The contract features for substantially all of the Index Annuities Account Value provide for the annual reset of contractual features that effect the cost of money. The contract features for less than .5% of the Index Annuities Account Value are reset every two years.
(3)	Products have a guarantee of 2.25% for the first 10 years, and 3.00% thereafter.
(4)
Rates applicable to the minimum guaranteed surrender value are 3.50% for the first 5 years, and 3.00% thereafter (applied to less than 100% of the annuity deposits received). Minimum guaranteed rates for amounts allocated to the fixed rate strategy are 2.25% for the first 10 years, and 3.00% thereafter.

(5)	Recent issues may contain bonus interest rates ranging from 1.0% to 3.0%.
(6)
Includes products with multi-year guarantees for which the credited rate cannot be decreased to the ultimate minimum guaranteed rate until the end of the multi-year period. The weighted average differential between the current credited rate and the ultimate minimum guaranteed rate on the multi-year guarantee fixed annuity account values was approximately 160 basis points.

American Equity Investment Life Holding Company
Financial Supplement - March 31, 2007

Spread Results

	Three Months Ended March 31,		Year Ended December 31,
	2007	2006	2006
Average yield on invested assets	6.06%	6.13%	6.14%
Cost of money:
Aggregate	3.43%	3.42%	3.41%
Average net cost of money for index annuities	3.41%	3.13%	3.28%
Average crediting rate for fixed rate annuities:
Annually adjustable	3.25%	3.28%	3.25%
Multi-year rate guaranteed	4.28%	5.49%	4.81%

Investment spread:
Aggregate	2.63%	2.71%	2.73%
Index annuities	2.65%	3.00%	2.86%
Fixed rate annuities:
Annually adjustable	2.81%	2.85%	2.89%
Multi-year rate guaranteed	1.78%	0.64%	1.33%

American Equity Investment Life Holding Company
Financial Supplement - March 31, 2007

Summary of Invested Assets

	March 31, 2007		December 31, 2006
	Carrying Amount	Percent	Carrying Amount	Percent
	(Dollars in thousands)

Fixed maturity securities:
United States Government full faith and credit	$2,758	-	$2,746	-
United States Government sponsored agencies	8,026,182	69.8%	7,966,485	70.0%
Public utilities	126,188	1.1%	137,461	1.2%
Corporate securities	662,070	5.8%	643,850	5.6%
Redeemable preferred stocks	136,992	1.2%	135,933	1.2%
Mortgage and asset-backed securities:
Government	68,248	0.5%	67,883	0.6%
Non-Government	355,604	3.1%	350,817	3.1%
Total fixed maturity securities	9,378,042	81.5%	9,305,175	81.7%
Equity securities	64,047	0.6%	45,512	0.4%
Mortgage loans on real estate	1,696,169	14.8%	1,652,757	14.5%
Derivative instruments	354,793	3.1%	381,601	3.4%
Policy loans	432	-	419	-
Total investments	$11,493,483	100.0%	$11,385,464	100.0%

American Equity Investment Life Holding Company
Financial Supplement - March 31, 2007

Credit Quality of Fixed Maturity Securities

		March 31, 2007		December 31, 2006
NAIC Designation	Rating Agency Equivalent	Carrying Amount	Percent	Carrying Amount	Percent
		(Dollars in thousands)

1	Aaa/Aa/A	$8,701,578	92.8%	$8,643,440	92.9%
2	Baa	558,791	6.0%	556,218	6.0%
3	Ba	105,407	1.1%	88,896	0.9%
4	B	12,266	0.1%	12,022	0.1%
5	Caa and lower	-	-	-	-
6	In or near default	-	-	4,599	0.1%
	Total fixed maturity securities	$9,378,042	100.0%	$9,305,175	100.0%

American Equity Investment Life Holding Company
Financial Supplement - March 31, 2007

Mortgage Loans by Region and Property Type

	March 31, 2007		December 31, 2006
	Carrying Amount	Percent	Carrying Amount	Percent
	(Dollars in thousands)
Geographic distribution
East	$376,711	22.2%	$364,977	22.1%
Middle Atlantic	124,274	7.3%	115,930	7.0%
Mountain	266,482	15.7%	267,808	16.2%
New England	42,879	2.5%	43,228	2.6%
Pacific	134,242	7.9%	132,085	8.0%
South Atlantic	306,483	18.1%	299,373	18.1%
West North Central	305,304	18.0%	290,592	17.6%
West South Central	139,794	8.3%	138,764	8.4%
Total mortgage loans	$1,696,169	100.0%	$1,652,757	100.0%

Property type distribution
Office	$523,314	30.8%	$508,093	30.7%
Medical Office	77,583	4.6%	78,147	4.7%
Retail	399,549	23.5%	389,534	23.6%
Industrial/Warehouse	385,249	22.7%	381,248	23.1%
Hotel	80,814	4.8%	71,510	4.3%
Apartments	90,979	5.4%	91,190	5.5%
Mixed use/other	138,681	8.2%	133,035	8.1%
Total mortgage loans	$1,696,169	100.0%	$1,652,757	100.0%

American Equity Investment Life Holding Company
Financial Supplement - March 31, 2007

Shareholder Information

Corporate Offices:
American Equity Investment Life Holding Company
5000 Westown Parkway, Suite 440
West Des Moines, IA 50266

Inquiries:

D. J. Noble, Chairman
(515) 457-1703, dnoble@american-equity.com

Debra J. Richardson, Senior Vice President
(515) 273-3551, drichardson@american-equity.com

John M. Matovina, Vice Chairman
(515) 457-1813, jmatovina@american-equity.com

Common Stock and Dividend Information:

New York Stock Exchange symbol: “AEL”
				Dividend
	High	Low	Close	Declared
2007
First Quarter	$14.07	$12.17	$13.13	$0.00

2006
First Quarter	$14.34	$12.76	$14.34	$0.00
Second Quarter	$14.60	$10.66	$10.66	$0.00
Third Quarter	$12.55	$10.07	$12.27	$0.00
Fourth Quarter	$13.44	$11.90	$13.03	$0.05

2005
First Quarter	$12.92	$10.14	$12.79	$0.00
Second Quarter	$12.79	$10.08	$11.88	$0.00
Third Quarter	$11.96	$10.41	$11.35	$0.00
Fourth Quarter	$13.06	$10.83	$13.05	$0.04

Transfer Agent:
Comptershare Trust Company, N.A.
P.O. Box 43010
Providence, RI 02940-0310
Phone: (877) 282-1169
Fax: (781) 575-2723
www.computershare.com

Annual Report and Other Information:

Shareholders may receive when available, without charge, a copy of American Equity’s Annual Report, SEC filings and/or press releases by calling Julie L. LaFollette, Investor Relations, at (515) 273-3602 or by visiting our web site at www.american-equity.com.

American Equity Investment Life Holding Company
Financial Supplement - March 31, 2007

Research Analyst Coverage

Steven Schwartz
Raymond James & Associates, Inc.
(312) 612-7686
steven.schwartz@raymondjames.com

David O. Lewis
SunTrust Robinson Humphrey
(404) 926-5097
david_lewis@rhco.com

Mark Finkelstein
Cochran Caronia Waller
(312) 425-4079
mfinkelstein@ccwco.com

Richard Sbaschnig
Oppenheimer & Co., Inc.
(212) 668-4474
richard.sbaschnig@opco.com

Elizabeth C. Malone
KeyBanc Capital Markets
(917) 368-2230
bmalone@keybanccm.com

Keith F. Walsh
Citigroup Investment Research
(212) 816-5452
keith.f.walsh@citigroup.com

Randy Binner
Friedman, Billings, Ramsey & Co., Inc.
(703) 312-1890
rbinner@fbr.com